UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

RACKABLE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2007, the Compensation Committee of the Board of Directors of Rackable Systems, Inc. (“Rackable Systems”) adopted a form of agreement to be used in connection with the grant of Restricted Stock Units under Rackable Systems’ 2005 Equity Incentive Plan. The form of agreement is attached as an exhibit to this Current Report on Form 8-K, which text is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2007, the Board of Directors of Rackable Systems amended and restated Rackable Systems’ bylaws to provide that ownership of Rackable System stock may be in uncertificated or certificated form. Previously the bylaws provided for ownership of stock to be in certificated form.

The amended provisions are Sections 34 through 36, located in Article VII, of the Rackable Systems bylaws, and the description of the amended provisions of Rackable Systems bylaws is qualified by reference to the text of the entire provisions of the bylaws which is attached as an exhibit to this Current Report on Form 8-K, which text is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Rackable Systems, Inc.

10.1	Form of Restricted Stock Unit Agreement under the Rackable Systems, Inc. 2005 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: June 8, 2007	By:	/s/ William Garvey
William Garvey General Counsel and Vice President Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Rackable Systems, Inc.

10.1	Form of Restricted Stock Unit Agreement under the Rackable Systems, Inc. 2005 Equity Incentive Plan